UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Effective as of November 16, 2011, the Rights Agreement, dated as of November 20, 1992, as amended and restated as of November 16, 2001, between Oceaneering International, Inc. (the “Company”) and Computershare Trust Company, N.A., as successor to Equiserve Trust Company, N.A. (the “Rights Agreement”), expired in accordance with its terms. The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series B Junior Participating Preferred Stock (“Series B Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement. As a result, the stock purchase rights under the Rights Agreement have been terminated and are no longer effective.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 14, 2011, the Company announced the decision of George R. Haubenreich, Jr., Senior Vice President, General Counsel and Secretary of the Company to retire as General Counsel and Secretary of the Company effective January 1, 2012. On November 11, 2011, the Board of Directors of the Company elected David K. Lawrence as Vice President, General Counsel and Secretary of Oceaneering, effective January 1, 2012. Mr. Lawrence joined the Company in June 2005 as Assistant General Counsel and has served as Associate General Counsel since January 2011. Mr. Haubenreich will continue to be employed by the Company for a transitional period after January 1, 2012, as Senior Vice President and Senior Counsel, at a base annual salary of $210,000. A copy of the press release announcing Mr. Haubenreich’s retirement and Mr. Lawrence’s election is included as Exhibit 99.1 to this report. Any incentive compensation that may be paid to Mr. Haubenreich during the transitional period will be determined at a future date, when the Company’s Compensation Committee considers such matters for other officers. His outstanding restricted stock units and performance units will be subject to continued vesting during the transitional period.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the Rights Agreement described in Item 3.03 above, the Company filed a certificate of elimination with the Secretary of State of the State of Delaware on November 17, 2011. The certificate of elimination, which was effective upon filing, eliminated from the restated certificate of incorporation of the Company all matters set forth in the restated certificate of incorporation with respect to the Series B Preferred Stock. No shares of the Series B Preferred Stock were issued or outstanding at the time of the filing of the certificate of elimination. A copy of the certificate of elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01.	Exhibits.

(d) Exhibits

3.1	Certificate of Elimination with Respect to Series B Junior Participating Preferred Stock of Oceaneering International, Inc.

99.1	Press release issued by Oceaneering International, Inc. dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ GEORGE R. HAUBENREICH, JR.
George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary

Date: November 17, 2011

EXHIBIT INDEX

No.	Description

3.1	Certificate of Elimination with Respect to Series B Junior Participating Preferred Stock of Oceaneering International, Inc.

99.1	Press release issued by Oceaneering International, Inc. dated November 14, 2011.